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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Clear Channel Communications, Inc. of our report dated February 26, 1999, except for Note 3 as to which the date is March 15, 1999 relating to the consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries, which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated November 18, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PRICEWATERHOUSECOOPERS LLP

Austin, Texas
July 20, 2000